Exhibit (s)

Calculation of Filing Fee Tables

FORM N-2

(Form Type)

XAI OCTAGON FLOATING RATE & ALTERNATIVE INCOME TERM TRUST

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Shares(3)	Rule 457(o)			(1)
Fees to be Paid	Equity	Preferred Shares(3)	Rule 457(o)			(1)
Fees to be Paid	Other	Subscription Rights(4)	Rule 457(o)			(1)
Fees to be Paid	Other	Unallocated (Universal) Shelf	Rule 457(o)			$300,000,000(1)(5)	0.00015310	$45,930.00
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	Equity	Common Shares(3)	Rule 415(a)(6)			(2)			N-2	333-261521	January 24, 2022	(1)
Carry Forward Securities	Equity	Preferred Shares(3)	Rule 415(a)(6)			(2)			N-2	333-261521	January 24, 2022	(1)
Carry Forward Securities	Other	Subscription Rights(4)	Rule 415(a)(6)			(2)			N-2	333-261521	January 24, 2022	(1)
Carry Forward Securities	Other	Unallocated (Universal) Shelf	Rule 415(a)(6)			$77,747,000(2)(5)			N-2	333-261521	January 24, 2022	$7,207.15
Total Offering Amounts						$377,747,000		--
Total Fees Previously Paid								$45,930(5)
Total Fee Offsets								--
Net Fee Due								$0

(1)	There is being registered hereunder an indeterminate number of common shares and preferred shares as may be sold, from time to time. Amount estimated pursuant to Rule 457(o) under the Securities Act of 1933, solely for the purpose of determining the registration fee.

(2)	Included as part of Unallocated (Universal) Shelf. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, the Registrant is carrying forward $77,747,000 aggregate principal offering price of unsold securities (the “Unsold Securities”) that were previously registered for sale under a Registration Statement on Form N-2 (File No. 333-261251) initially filed on December 7, 2021, as amended on January 21, 2022, declared effective on January 24, 2024 (the “Prior Registration Statement”). The Registrant previously paid filing fees in the aggregate of $27,810.00 relating to the securities registered on the Prior Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid with respect to the Unsold Securities will continue to be applied to such Unsold Securities. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

(3)	There is being registered hereunder an indeterminate number of common shares and preferred shares as may be sold, from time to time.

(4)	There is being registered hereunder an indeterminate number of subscription rights as may be sold, from time to time, representing rights to purchase common shares and/or preferred shares.

(5)	A filing fee of $45,930.00 was previously paid in connection with the Registrant’s Registration Statement on Form N-2 (File Nos. 333-284466 and 811-23247) filed on January 24, 2025.